Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated November 4, 1994 related to the financial statements of Club Car, Inc. included in this Form 8-K, into Clark Equipment Company's previously filed Registration Statement File Nos. 2-16146, 2-17758, 2-24730, 2-39610, 2-53948, 2-61096, 2-67529, 2-77136, 2-99369, 33-13081,
33-28226, 33-36188, 33-44275, 33-56607, 33-56609, 33-56611, and 33-60062.





ARTHUR ANDERSEN LLP



Atlanta, Georgia
March 24,1995